UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
February 25, 2021

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	PLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 25, 2021, Plantronics, Inc. (the “Company”) and Polycom, Inc., a subsidiary of the Company (the “Guarantor”), entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as the representative of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company agreed to sell, and subject to the terms and conditions set forth therein, the Initial Purchasers, jointly and severally, agreed to buy $500,000,000 aggregate principal amount of the Company’s 4.750% senior notes due 2029 (the “2029 Notes”). The Initial Purchasers intend to resell the 2029 Notes in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 144A and Regulation S thereunder. The obligation of the Initial Purchasers to purchase the 2029 Notes is subject to customary closing conditions. Each of the Company and the Guarantor, jointly and severally, has agreed to indemnify and hold harmless each Initial Purchaser against certain liabilities. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Company expects the offering of the 2029 Notes to close on March 4, 2021. The Company expects to receive approximately $498.7 million in net proceeds from the sale of the 2029 Notes, after deducting certain expenses payable by the Company (exclusive of the Initial Purchasers’ discount). The Company intends to use the proceeds from the offering of the 2029 Notes, along with cash on hand, to fund the redemption in full of the Company’s outstanding 5.50% Senior Notes due 2023 (the “2023 Notes”) and to pay related fees and expenses. To the extent the net proceeds from the sale of the 2029 Notes exceeds the aggregate redemption price of the 2023 Notes, the Company will use such excess for general corporate purposes, including repaying amounts outstanding under its secured term loan.

The 2029 Notes will be issued pursuant to an indenture (the “Indenture”) among the Company, the Guarantor and U.S. Bank National Association, as trustee, that will be dated as of the date of the original issuance of the 2029 Notes. The 2029 Notes will bear interest at a rate of 4.750% per annum payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2021. The 2029 Notes will mature on March 1, 2029.

The 2029 Notes and the accompanying guarantees will be senior unsecured obligations of the Company and the Guarantor, respectively and will be effectively subordinated to all existing and future secured indebtedness of the Company and the Guarantor to the extent of the value of its assets securing such indebtedness, pari passu in right of payment with each other and all existing and future unsubordinated indebtedness of the Company and Guarantor, senior in all right of payment to all existing and future indebtedness of the Company and the Guarantor that expressly provides for its subordination to the 2029 Notes or guarantees, and structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s subsidiaries that do not guarantee the 2029 Notes to the extent of the value of such subsidiaries’ assets. The Company’s obligations under the 2029 Notes and the Indenture will be guaranteed, jointly and severally and fully and unconditionally, on a senior unsecured basis by the Guarantor.

On and after March 1, 2024, the 2029 Notes will be redeemable, in whole or in part, at any time at the redemption prices set forth below in the table below. In addition, the 2029 Notes may be redeemed, in whole or in part, prior to March 1, 2024 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of redemption plus a “make-whole” premium.

Year	Percentage
2024	102.375%
2025	101.188%
2026 and thereafter	100.000%

In addition, the Company will have a right to redeem up to 40% of the aggregate amount of the 2029 Notes prior to March 1, 2024, with the net proceeds of certain equity offerings by the Company at the redemption price equal to 104.750% of the principal amount, plus accrued and unpaid interest, but excluding the redemption date.

Upon the occurrence of a change of control, subject to certain exceptions, holders of 2029 Notes of such series may require the Company to repurchase such holder’s 2029 Notes, in whole or in part, at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the purchase date applicable to the 2029 Notes.

If the Company or its restricted subsidiaries engage in certain asset sales, the Company must either prepay certain debt, invest the net cash proceeds from such sales in our business within a specified period of time or make an offer to purchase a principal amount of 2029 Notes equal to the excess net cash proceeds of such asset sale, subject to certain exceptions. The purchase price of the 2029 Notes purchased will be 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

The Indenture will contain various covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur or guarantee additional indebtedness, make certain investments and other restricted payments, transfer and sell assets, create liens, enter into transactions with affiliates, and engage in mergers, consolidations, or sales of assets.

The Indenture will also provide for customary events of default. If an event of default occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding 2029 Notes may require the 2029 Notes to be due and payable immediately.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which the Company will file with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K after the completion of the offering of the 2029 Notes.

Item 8.01 Other Events.

On February 25, 2021, the Company issued a press release announcing the pricing of its offering of $500,000,000 aggregate principal amount of its new 4.750% unsecured senior notes due 2029 in a private placement that is exempt from the registration requirements of the Securities Act pursuant to Rule 144A and Regulation S. Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Purchase Agreement, dated February 25, 2021
99.1	Press release of Plantronics, Inc. dated February 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 25, 2021	PLANTRONICS, INC.

		By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer